Exhibit 10.2

ATHENE HOLDING LTD.
2019 SHARE INCENTIVE PLAN
ARTICLE I
PURPOSE OF THE PLAN
The purpose of the ATHENE HOLDING LTD. 2019 SHARE INCENTIVE PLAN (the “Plan”) is (i) to further the growth and success of Athene Holding Ltd., a Bermuda exempted company limited by shares (the “Company”) and its Subsidiaries (as hereinafter defined) by enabling directors and employees of, or consultants to, the Company, its Subsidiaries and the Asset Management Company (as hereinafter defined) to personally participate and share in the Company’s growth and success, and (ii) to provide a means of rewarding outstanding performance by such persons to the growth and success of the Company and its Subsidiaries. Awards granted under the Plan (the “Awards”) shall be nonqualified share options (referred to herein as “NSOs”), share options intended to constitute incentive stock options for purposes of Section 422 of the Code (referred to herein as “ISOs” and, together with NSOs, as “Options”), rights to purchase Shares, restricted shares (referred to herein as “Restricted Shares”), restricted share units (referred to herein as “Restricted Share Units”), performance awards (“Performance Awards”) and other awards settleable in, or based upon, Shares (“Other Share-Based Awards”).
ARTICLE II
DEFINITIONS
As used in the Plan, the following terms shall have the meanings set forth below:
“Affiliate” means with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with, such Person and/or one or more Affiliates thereof. As used in this definition and the definition of the term “control,” including the correlative terms “controlling,” “controlled by” and “under common control with,” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies (whether through the ownership of securities or any partnership or other ownership interests, by contract or otherwise) of a Person.
“Asset Management Company” means Athene Asset Management LLC, a Delaware limited liability company, and any successor entity or new entity that performs similar functions for the Company and its Subsidiaries.
“Award” has the meaning set forth in Article I hereof.
“Award Agreement” means any writing (including any electronic document) setting forth the terms of an award that has been duly authorized and approved by the Board, the Committee or an authorized delegate and evidencing an Award hereunder between the Company and the recipient of such Award.
“Board” means the Board of Directors of the Company.
“Change in Control” has the meaning set forth in Section 10.2.
“Code” means the Internal Revenue Code of 1986, as amended.
“Committee” means the committee(s) or subcommittee(s) appointed by the Board to administer the Plan; provided, however, that with respect to any Awards granted to an individual who is subject to Section 16 of the Exchange Act, the Committee shall consist of two or more members of the Board, each of whom is intended to be (A) a “Non-Employee Director” within the meaning of Rule 16b-3 under the Exchange Act and (B) “independent” within the meaning of the rules of the New York Stock Exchange or any other stock exchange on which Shares are then traded. The Board or Committee may delegate the authority to grant Awards to any individual not described above to a committee of one or more members of the Board who are not Non-Employee Directors within the meaning of Rule 16b-3 under the Exchange Act.

Exhibit 10.2

“Company” has the meaning set forth in Article I hereof.
“Corporate Transaction” has the meaning set forth in Section 10.1 hereof.
“Effective Date” means the date the Plan is adopted by the Company’s shareholders at the 2019 Annual General Meeting of Shareholders, provided that the adoption of the Plan is approved by the shareholders within 12 months before or after such Effective Date.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Fair Market Value” means the closing price of Shares on any national securities exchange or any national market system (the “Market”) on that date, or if no prices are reported on that date, on the last preceding date on which such prices of Shares are so reported. The Committee may, however, provide with respect to one or more Awards that the Fair Market Value shall equal the closing price of Shares on the Market on the last trading day preceding the date in question or the average of the high and low trading prices of Shares on the Market for the date in question or the most recent trading day. If Shares are not then listed on any national securities exchange but is traded over the counter at the time determination of its Fair Market Value is required to be made, its Fair Market Value shall be deemed to be equal to the average between the reported high and low sales prices of Shares on the most recent date on which Shares were publicly traded. If the Shares are not publicly traded at the time a determination of its Fair Market Value is made, the Committee shall reasonably determine its Fair Market Value in good faith as it deems appropriate (such determination will be made in the manner that satisfies Section 409A of the Code).
“Incumbent Director” has the meaning set forth in Section 10.2 hereof.
“ISOs” has the meaning set forth in Article I hereof.
“Maximum Share Amount” has the meaning set forth in Section 3.5 hereof.
“Notice” has the meaning set forth in Section 5.6 hereof.
“NSOs” has the meaning set forth in Article I hereof.
“Option” has the meaning set forth in Article I hereof.
“Option Price” means the purchase price per Share subject to an Option, as determined pursuant to Section 5.4 hereof.
“Participant” has the meaning set forth in Article IV hereof.
“Person” shall be construed broadly and shall include, without limitation, an individual, a partnership, a corporation, an association, a joint stock company, a limited liability company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.
“Plan” has the meaning set forth in Article I hereof.
“Performance Award” has the meaning set forth in Article I hereof.
“Performance Measures” means the criteria and objectives, established by the Committee, which shall be satisfied or met (i) as a condition to the grant or exercisability of all or a portion of an Option or (ii) during the applicable Performance Period as a condition to a Participant’s receipt of all or part of a performance-based Award under the Plan. Such criteria and objectives may include one or more of the following corporate-wide or subsidiary, division, operating unit, operating segment, reporting segment or individual measures: the attainment by a Share of a specified Fair Market Value for a specified period of time; the attainment of a specified book value per share; earnings per share; return to shareholders (including dividends); return on assets; return on equity; operating income or earnings of the

Exhibit 10.2

Company before or after taxes, interest and/or depreciation; revenues (including premiums); net investment earned rate; net spread; taxes; expenses (including commissions); market share; cash flow or cost reduction goals; interest expense; return on investment; return on investment capital; return on operating costs; economic value created; operating margin; gross margin; the achievement of annual operating profit plans; net income; earnings before interest, depreciation and/or amortization; operating earnings after interest expense and before incentives, and/or extraordinary or special items; operating earnings; operating expenses, net cash provided by operations; and strategic business criteria, consisting of one or more goals based on meeting specified market penetration, meeting specified credit rating targets, geographic business expansion goals, cost targets, sales, sales or business volumes, days sales outstanding goals, customer and/or employee satisfaction, reductions in errors and omissions, reductions in lost business, management of employment practices and employee benefits, supervision of litigation, information technology, quality and quality audit scores, productivity, efficiency, meeting targets related to the timing of financial statements and goals relating to acquisitions or divestitures, or any other goal selected by the Committee whether or not listed herein. Each such goal may be expressed on an absolute or relative basis and may include comparisons based on current internal targets, the past performance of the Company (including the performance of one or more subsidiaries, divisions, operating units, operating segments or reporting segments) or the past or current performance of other companies (or a combination of such past and current performance). In addition to the ratios specifically enumerated above, performance goals may include comparisons relating to capital (including, but not limited to, the cost of capital), shareholders’ equity, shares outstanding, assets or net assets, sales, or any combination thereof. The applicable performance measures may be applied on a pre- or post-tax basis and may be adjusted to include or exclude components of any performance measure, including, without limitation, special charges such as restructuring or impairment charges, debt refinancing costs, extraordinary or noncash items, unusual, nonrecurring or one-time events affecting the Company or its financial statements or changes in law or accounting principles (“Adjustment Events”). In the sole discretion of the Committee, the Committee may amend or adjust the Performance Measures or other terms and conditions of an outstanding award in recognition of any Adjustment Events. Performance goals shall be subject to such other special rules and conditions as the Committee may establish at any time.
“Performance Period” means the time period during which the Performance Measures applicable to a performance-based Award must be satisfied or met.
“Prior Plan” shall mean the Athene Holding Ltd. 2016 Share Incentive Plan, Athene Holding Ltd. 2014 Share Incentive Plan, the Amended and Restated Athene Holding Ltd. 2012 Share Incentive Plan, the Amended and Restated Athene Holding Ltd. 2009 Share Incentive Plan, and each other equity plan maintained by the Company under which awards are outstanding as of the effective date of this Plan.
“Purchase Price” has the meaning set forth in Section 6.2 hereof.
“Restricted Shares” means an Award granted to a Participant pursuant to Article VII hereof.
“Restricted Share Unit” means an Award granted to a Participant pursuant to Article VIII hereof.
“Securities Act” means the Securities Act of 1933, as amended.
“Shares” means Class A common shares of the Company.
“Share Award” means an Award to purchase Shares under Article VI of the Plan.
“Subsidiary” means (i) any corporation or other entity of which the Company owns securities or interests having a majority, directly or indirectly, of the ordinary voting power in electing the board of directors, managers, general partners or similar governing Persons thereof, (ii) for purposes of determining eligibility to receive an Award (other than an ISO) and become a Participant in the Plan, any other entity of which the Company owns securities or interests representing a majority, directly or indirectly, of the value of such entity, and (iii) for purposes of determining eligibility to receive an ISO and become a Participant in the Plan, any affiliated corporation or other business entity in which the Company owns voting securities possessing at least 50% of the combined voting power of all classes of voting securities of such affiliated corporation or entity.

Exhibit 10.2

“Substitute Award” shall mean an Award granted under this Plan upon the assumption of, or in substitution for, outstanding equity awards previously granted by a company or other entity in connection with a corporate transaction, including a merger, combination, consolidation or acquisition of property or stock; provided, however, that in no event shall the term “Substitute Award” be construed to refer to an award made in connection with the cancellation and repricing of an Option or share appreciation right.
“Tax Date” has the meaning set forth in Article XV hereof.
“Ten Percent Shareholder” means a person who owns, directly or indirectly, shares possessing more than 10% of the total combined voting power of all voting securities of the Company, or any parent or Subsidiary. Indirect ownership of such voting securities shall be determined in accordance with Section 424(d) of the Code.
“Termination Date” means the tenth anniversary of the Effective Date.
“Termination of Relationship” means, with respect to each Participant, the termination of the Participant’s services as an employee or director of, or consultant to, the Company, its Subsidiaries and the Asset Management Company for any reason, including, subject to Section 409A of the Code, as a result of the Subsidiary to which the Participant provides services no longer being a Subsidiary of the Company because of a sale, divestiture or other disposition of such Subsidiary.
ARTICLE III
ADMINISTRATION OF THE PLAN; SHARES SUBJECT TO THE PLAN
3.1    Committee.
The Plan shall be administered by the Committee. The term “Committee” shall, for all purposes of the Plan, be deemed to refer to the Board if the Board is administering the Plan.
3.2    Procedures.
The Committee shall adopt such rules and regulations as it shall deem appropriate concerning the holding of meetings and the administration of the Plan. A majority of the Committee shall constitute a quorum and the actions of the entire Committee present at a meeting, or actions approved in writing by the entire Committee, shall be the actions of the Committee.
3.3    Interpretation; Powers of Committee.
Except as otherwise set forth in the Plan, the Committee shall have all powers with respect to the administration of the Plan, including the authority to:
(a)    determine eligibility and the particular persons or classes of persons who will receive Awards;
(b)    select eligible persons for participation in the Plan, grant Awards to eligible persons or eligible classes of persons, determine the price and number of securities to be offered or awarded to any of such persons, determine the dollar value subject to any Performance Awards, determine the other specific terms and conditions of Awards consistent with the express limits of the Plan, establish the installments (if any) in which such Awards will become exercisable or will vest and the respective consequences thereof (or determine that no delayed exercisability or vesting is required), and establish the events of termination or reversion of such Awards;
(c)    approve the forms of Award Agreements, which need not be identical either as to type of Award or among Participants;
(d)    construe and interpret the provisions of the Plan and any Award Agreement or other agreement defining the rights and obligations of the Company and Participants under the Plan, make factual determinations with

Exhibit 10.2

respect to the administration of the Plan, further define the terms used in the Plan, and prescribe, amend and rescind rules and regulations relating to the administration of the Plan;
(e)    cancel, modify, or waive the Company’s rights with respect to, or modify, discontinue, suspend, or terminate any or all outstanding Awards held by Participants;
(f)    take action to (i) accelerate the exercisability or vesting of, or waive the vesting conditions applicable to, any Award, including all or a portion of any applicable restriction period applicable to any outstanding Award, (iii) waive all or a portion of any Performance Period applicable to any outstanding Award or (iii) waive or deem to be satisfied the Performance Measures (if any) applicable to any outstanding Award at the target or any other level; and
(g)    make all other determinations and take such other action as contemplated by this Plan or as may be necessary or advisable for the administration of this Plan and the effectuation of its purposes.
All decisions of the Committee shall be made in good faith and shall be conclusive and binding on all Participants in the Plan.
3.4    Delegation.
The Committee may delegate some or all of its power and authority hereunder to the Board or a subcommittee thereof or, subject to applicable law, to the Chief Executive Officer and President or such other executive officer as the Committee deems appropriate; provided, however, that the Committee may not delegate its power and authority to the President and Chief Executive Officer or other executive officer of the Company with regard to the selection for participation in this Plan of an officer, director or other person subject to Section 16 of the Exchange Act or decisions concerning the timing, pricing or amount of an Award to such an officer, director or other person.
No member of the Board or Committee, and neither the Chief Executive Officer and President or any other executive officer to whom the Committee delegates any of its power and authority hereunder, shall be liable for any act, omission, interpretation, construction or determination made in connection with this Plan in good faith, and the members of the Board and the Committee and the Chief Executive Officer and President and any other executive officer shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including attorneys’ fees) arising therefrom to the full extent permitted by law (except as otherwise may be provided in the Company’s Certificate of Incorporation or Bye-Laws, each as may be amended from time to time) and under any directors’ and officers’ liability insurance that may be in effect from time to time
3.5    Number of Shares.
Subject to the provisions of Article X (relating to adjustments upon changes in capital structure and other Corporate Transactions), the aggregate number of Shares with respect to which Awards may be granted under the Plan shall not exceed 4,250,000 (reduced by the number of Shares granted under the Prior Plan between February 12, 2019 and the date the shareholders approve the Plan, the “Maximum Share Amount”), of which the Maximum Share Amount may be issued pursuant to the exercise of ISOs granted under the Plan. The number of Shares that remain available for future Awards under the Plan shall be reduced by the sum of the aggregate number of Shares which become subject to outstanding Options, Awards of Restricted Shares and Restricted Share Units, Share Awards, Performance Awards and Other Share-Based Awards. To the extent that Shares subject to an outstanding Option, Award of Restricted Shares or Restricted Share Units, Share Award, Performance Award or Other Share-Based Award granted under the Plan or a Prior Plan are not issued or delivered by reason of (i) the expiration, termination, cancellation or forfeiture of such Award or (ii) the settlement of such Award in cash, then except to the extent prohibited by law or applicable listing or regulatory requirements, such Shares shall again be available under this Plan, other than for grants of ISOs. Notwithstanding anything in this Section 3.5 to the contrary, Shares subject to an Award may not be made available for issuance under this Plan if such Shares are: (i) Shares used to pay the Option Price of an Option, (ii) Shares that were subject to an Option or stock-settled share appreciation right and were not issued or delivered upon the net settlement or net exercise of such Option or share appreciation right, (iii) Shares delivered to or withheld by the Company

Exhibit 10.2

to pay withholding taxes related to an Award under this Plan or (iv) Shares repurchased on the open market with the proceeds of an Option exercise.
The number of Shares for Awards under this Plan shall not be reduced by available shares under a shareholder approved plan of a company or other entity which was a party to a corporate transaction with the Company (as appropriately adjusted to reflect such corporate transaction) which become subject to Awards granted under this Plan (subject to applicable stock exchange requirements).
Shares to be delivered under this Plan shall be made available from authorized and unissued Shares, or authorized and issued Shares reacquired and held as treasury shares or otherwise or a combination thereof.
ARTICLE IV
ELIGIBILITY
Awards may be granted under the Plan only to persons who are employees, directors, consultants, agents and independent contractors, and persons expected to become employees, directors, consultants, agents and independent contractors, of the Company, any of its Subsidiaries or the Asset Management Company as the Committee in its sole discretion may select from time to time. Each such person to whom an Award is granted under the Plan is referred to herein as a “Participant.” To effectuate the grant of Awards to persons who are employees, directors, consultants, agents and independent contractors, and persons expected to become employees, directors, consultants, agents and independent contractors of the Asset Management Company, Awards may be granted to the Asset Management Company for allocation by the Asset Management Company to such persons.  The Committee’s selection of a person to participate in this Plan at any time shall not require the Committee to select such person to participate in this Plan at any other time. For purposes of this Plan and except as otherwise provided for in an Award Agreement, references to employment by the Company shall also mean employment by a Subsidiary, and references to employment shall include service as a non-employee director or independent contractor. The Committee shall determine, in its sole discretion, the extent to which a Participant shall be considered employed during any periods during which such Participant is on an approved leave of absence. The aggregate grant date fair value of Shares that may be awarded or granted during any fiscal year of the Company to any non-employee director shall not exceed $500,000.
ARTICLE V
SHARE OPTIONS
5.1    General.
Options may be granted under the Plan at any time and from time to time on or prior to the Termination Date. Each Option granted under the Plan shall be designated as either an NSO or an ISO, as determined by the Committee in its sole discretion, and shall be subject to the terms and conditions applicable to such Options set forth in the Plan. Each Option shall be evidenced by an Award Agreement incorporating the terms and provisions of the Plan that shall be executed by the Company and the Participant. The Award Agreement shall specify the number of Shares for which such Option shall be exercisable, the Option Price (as defined in Section 5.4 below) for such Shares and the other terms and conditions of the Option, in each case, as determined by the Committee. Notwithstanding any provision of the Plan to the contrary, (a) an ISO may only be granted to an employee of the Company or its Subsidiaries and (b) Options may only be granted to persons who are employees, directors, consultants, agents and independent contractors, and persons expected to become employees, directors, consultants, agents and independent contractors of the Company and its Subsidiaries.
5.2    Vesting and Exercisability.
The Committee, in its sole discretion, shall determine whether and to what extent any Options are exercisable and subject to vesting based upon continued service of the Participant, upon the Participant’s performance of duties or upon any other basis. The Committee may, in its discretion, establish Performance Measures which shall be satisfied or met as a condition to the grant or vesting of an Option or to the exercisability of all or a portion of an Option. The Committee shall determine whether an Option shall become exercisable in cumulative or non-cumulative installments

Exhibit 10.2

and in part or in full at any time. An exercisable Option, or portion thereof, may be exercised only with respect to whole Shares. Prior to the exercise of an Option, the holder of such Option shall have no rights as a shareholder of the Company with respect to the Shares subject to such Option.
5.3    Termination of Relationship.
All of the terms relating to the exercise, cancellation or other disposition of an Option (a) upon a Participant’s Termination of Relationship whether by reason of disability, retirement, death or any other reason, or (b) during a paid or unpaid leave of absence, shall be determined by the Committee and, in the case of the foregoing clause (a), set forth in the applicable Award Agreement and, in the case of the foregoing clause (b), set forth either in the applicable Award Agreement or Company policies.
5.4    Option Price.
The Option Price shall be determined by the Committee and set forth in the Award Agreement. In no event, however, may the Committee determine an Option Price that is less than (a) 100% of the Fair Market Value of the Share on the date of grant, or (b) in the case of an ISO granted to a Participant who is a Ten Percent Shareholder, 110% of the Fair Market Value of the Share on the date of grant. Notwithstanding the foregoing, in the case of an Option that is a Substitute Award, the Option Price per Share of the Shares subject to such Option may be less than 100% of the Fair Market Value per Share on the date of grant, provided, that the excess of: (i) the aggregate Fair Market Value (as of the date such Substitute Award is granted) of the shares subject to the Substitute Award, over (ii) the aggregate Option Price thereof does not exceed the excess of: (x) the aggregate fair market value (as of the time immediately preceding the transaction giving rise to the Substitute Award, such fair market value to be determined by the Committee) of the shares of the predecessor company or other entity that were subject to the grant assumed or substituted for by the Company, over (y) the aggregate purchase price of such shares.
5.5    Term of Options.
Each Option granted under the Plan, to the extent not previously exercised, shall cease to be exercisable, automatically terminate and become null and void and be of no further force or effect upon such date or dates as are set forth in the applicable Award Agreement, consistent with the terms of the Plan. In addition, an ISO granted to a Participant who is a Ten Percent Shareholder may not be exercised more than five (5) years after its date of grant and no other Option may be exercised more than ten (10) years after its date of grant.
By its terms, an ISO shall be exercisable in any calendar year only to the extent that the aggregate Fair Market Value (determined on the date of grant) of the Shares with respect to which all incentive stock options granted to the Participant are exercisable for the first time during such calendar year does not exceed the applicable limitation set forth in the Code (currently $100,000). Incentive stock options granted under the Plan and all other plans of the Company or any Subsidiary shall be aggregated for purposes of determining whether such limitation has been exceeded. If the ISOs that first become exercisable in a calendar year exceed such limitation, the excess Options will automatically be treated as NSOs to the extent permitted by law.
5.6    Method of Exercise.
A Participant (or other person, as provided in Section 11.2) may exercise an Option (for the Shares represented thereby) granted under the Plan, in whole or in part, as provided in the Award Agreement evidencing his or her Option by:
(a)    delivering a written notice (the “Notice”) to the Secretary of the Company or his or her designee specifying the whole number of Shares with respect to which the Option is being exercised; and
(b)    by accompanying such notice with payment therefor in full (or by arranging for such payment to the Company’s satisfaction) (i) in cash (by wire transfer of immediately available funds to a bank account of the Company designated by the Committee or by delivery of a personal or certified check payable to the Company) or (ii) to the

Exhibit 10.2

extent permitted by the Committee, in its sole discretion, and set forth in such Participant’s Award Agreement (but, subject in any case, to the applicable limitations of Rule 16b-3 under the Exchange Act):
(A)    by delivery of previously owned whole Shares (either actual delivery or by attestation) for which the holder has good title, free and clear of all liens and encumbrances, with a Fair Market Value (determined on the date of exercise) equal to the aggregate Option Price payable pursuant to the Option by reason of such exercise; provided, that any fraction of a Share which would be required to pay such Option Price shall be disregarded and the remaining amount due shall be paid in cash by the Participant;
(B)    by authorizing the Company to withhold whole Shares which would otherwise be delivered upon exercise of the Option having an aggregate Fair Market Value, determined as of the date of exercise, equal to the aggregate Option Price payable by reason of such exercise; provided, that any fraction of a Share which would be required to pay such Option Price shall be disregarded and the remaining amount due shall be paid in cash by the Participant;
(C)    in cash delivered by a broker-dealer acceptable to the Company to whom the Participant has submitted an irrevocable notice of exercise; or
(D)    by a combination of methods set forth in this Section 5.6; and
(c)    by executing such documents as may be required under the applicable Award Agreement or as the Committee may request.
5.7    Delivery of Shares.
No Shares shall be issued until the full Option Price therefor and any withholding taxes thereon, as described in Article XV, have been paid (or arrangement made for such payment to the Company’s satisfaction). Shares shall be issued to the Participant (or other person exercising the applicable Option in accordance with the provisions of Section 11.2) in certificate or book entry form, as determined by the Committee in its sole discretion. Neither the Participant nor any person exercising an Option in accordance with the provisions of Section 11.2 shall have any rights or privileges as a shareholder of the Company with respect to any Shares issuable upon exercise of an Option granted under the Plan until the Shares have been issued.
5.8    No Dividend Equivalents.
Notwithstanding anything in an Award Agreement to the contrary, the holder of an Option shall not be entitled to receive dividend equivalents with respect to the number of Shares subject to such Option.
ARTICLE VI
SHARE AWARDS
6.1    General.
Share Awards may be granted under the Plan at any time and from time to time on or prior to the Termination Date. Each Share Award shall be evidenced by an Award Agreement that shall be executed by the Company and the Participant. The Award Agreement shall specify the terms and conditions of the Share Award, including without limitation the number of Shares covered by the Share Award, the Purchase Price, if any, for such Shares, the deadline for the purchase of such Shares and any other terms and conditions applicable to such Share Award, in each case, as determined by the Committee.
6.2    Purchase Price; Payment.
The price (the “Purchase Price”), if any, at which each Share covered by the Share Award may be purchased pursuant to a Share Award shall be determined by the Committee and set forth in the applicable Award Agreement. The

Exhibit 10.2

Company shall not be obligated to issue any Shares purchased under this Article VI unless and until it receives full payment of the aggregate Purchase Price therefor, if any, and all other conditions to the grant of the Share Award, as reasonably determined by the Committee, have been satisfied. The Purchase Price, if any, of any Shares subject to a Share Award must be paid in full at the time of the purchase.
ARTICLE VII
RESTRICTED SHARES
7.1    General.
Awards of Restricted Shares may be awarded either alone or in addition to other Awards granted under the Plan. Each Award of Restricted Shares shall be evidenced by an Award Agreement that shall be executed by the Company and the Participant. The Award Agreement shall specify the number of Shares to be awarded to Participants, the conditions for vesting, the time or times within which such Awards may be subject to forfeiture, and any other terms and conditions applicable to the Restricted Shares, in each case, as determined by the Committee.
7.2    Awards and Certificates.
During the restricted period, Restricted Shares shall be evidenced in such manner as the Committee may deem appropriate, including book-entry registration or issuance of one or more share certificates. Any certificate issued in respect of Restricted Shares shall be registered in the name of such Participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award, substantially in the following form:
“The sale or other transfer of Shares represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions on transfer as set forth in the ATHENE HOLDING LTD. 2019 SHARE INCENTIVE PLAN and in an Award Agreement. A copy of the Plan and such Award Agreement may be obtained from ATHENE HOLDING LTD.”

The Committee may require that the certificates evidencing such Shares be held in custody by the Company until the restrictions thereon shall have lapsed and that, as a condition of any Award of Restricted Shares, the Participant shall have delivered a share power, endorsed in blank, relating to the Shares covered by such Award in the event such Award is forfeited in whole or in part. If and when any applicable restricted period expires without a prior forfeiture of Restricted Shares (and upon the satisfaction or attainment of applicable Performance Measures, if applicable), subject to the Company’s right to require payment of any taxes in accordance with Article XV, the restrictions shall be removed from the requisite number of any Shares that are held in book entry form (and, if applicable, non-legended certificates evidencing ownership of the requisite number of Shares shall be delivered to the Participant).
7.3    Terms and Conditions.
(a)    The Committee may condition the vesting of Restricted Shares upon continued service of the Participant, upon the Participant’s performance of duties, upon the attainment of specified Performance Measures during an applicable Performance Period or upon any other basis determined by the Committee in its sole discretion. The provisions of Restricted Share Awards need not be the same with respect to each recipient.
(b)    The holder of an Award of Restricted Shares shall have such rights as a shareholder of the Company (if any), including but not limited to, voting rights, the right to receive dividends and the right to participate in any capital adjustment applicable to all holders of Shares, in each case, only to the extent as set forth in the Award Agreement relating to Restricted Shares ; provided, however, that a distribution or dividend with respect to Restricted Shares subject to performance-based vesting conditions, including a regular cash dividend, shall be deposited with the Company and shall be subject to the same restrictions as the Restricted Shares with respect to which such distribution was made.
(c)    All of the terms relating to the satisfaction of Performance Measures and the termination of a restricted period or a Performance Period relating to an Award of Restricted Shares, or any forfeiture or cancellation of such Award (i) upon a Participant’s Termination of Relationship whether by reason of Disability, retirement, death or any

Exhibit 10.2

other reason, or (b) during a paid or unpaid leave of absence, shall be determined by the Committee and, in the case of the foregoing clause (a), set forth in the applicable Award Agreement and, in the case of the foregoing clause (b), set forth either in the applicable Award Agreement or Company policies.
ARTICLE VIII
RESTRICTED SHARE UNITS
8.1    General.
Awards of Restricted Share Units are Awards denominated in Shares that will be settled by delivery of Shares (including Restricted Shares) to the Participant or, only to the extent specified in the applicable Award Agreement, by the payment of cash based upon the Fair Market Value of a specified number of Shares. Restricted Share Units may be awarded either alone or in addition to other Awards granted under the Plan. Each Award of Restricted Share Units shall be evidenced by an Award Agreement that shall be executed by the Company and the Participant. The Award Agreement shall specify the number of Restricted Share Units to be awarded to Participants, whether such Award will be settled in Shares (including Restricted Shares), cash or a combination of both, the conditions for vesting, the time or times within which such Restricted Share Units may be subject to forfeiture and any other terms and conditions applicable to the Restricted Share Units, in each case, as determined by the Committee.
8.2    Terms and Conditions.
The Committee may, in connection with the grant of Restricted Share Units, condition the vesting thereof upon the continued service of the Participant, upon the Participant’s performance of duties, upon the attainment of specified Performance Measures during an applicable Performance Period or upon any other basis determined by the Committee in its sole discretion. An Award of Restricted Share Units shall be settled as and when the Restricted Share Units vest or at a later time specified by the Committee or in accordance with an election of the Participant, if the Committee so permits. Except as otherwise set forth in an Award Agreement for Restricted Share Units, prior to the settlement of a Restricted Share Unit Award in Shares (including Restricted Shares), a Participant shall have no rights as a shareholder of the Company with respect to the Shares subject to such Award; provided, however, that the Award Agreement may specify whether the Participant shall be entitled to receive dividend equivalents, and, if determined by the Committee, interest on, or the deemed reinvestment of, any deferred dividend equivalents, with respect to the number of Shares subject to the Award of Restricted Stock Units, provided that any dividend equivalents with respect to Restricted Stock Units subject to performance-based vesting conditions shall be subject to the same vesting conditions as the underlying award.
All of the terms relating to the satisfaction of Performance Measures and the termination of a restricted period or a Performance Period relating to an Award of Restricted Share Units, or any forfeiture or cancellation of such Award (i) upon a Participant’s Termination of Relationship whether by reason of disability, retirement, death or any other reason, or (b) during a paid or unpaid leave of absence, shall be determined by the Committee and set forth in the applicable Award Agreement.
ARTICLE IX
PERFORMANCE AWARDS AND OTHER SHARE-BASED AWARDS
9.1    Performance Awards.
Performance Awards are Awards which provide a Participant the right to receive cash, Shares (including Restricted Shares) or a combination thereof contingent upon the attainment of specified Performance Measures within a specified Performance Period. Performance Awards may be awarded either alone or in addition to other Awards granted under the Plan. Each Performance Award shall be evidenced by an Award Agreement that shall be executed by the Company and the Participant. The applicable Award Agreement shall specify whether such Performance Award will be settled in Shares (including Restricted Shares), cash or a combination thereof, the conditions for vesting, the applicable Performance Measures and Performance Period and any other terms and conditions applicable to the Performance Award, in each case, as determined by the Committee. Except as otherwise set forth in an Award Agreement

Exhibit 10.2

for a Performance Award, prior to the settlement of a Performance Award in Shares (including Restricted Shares), a Participant shall have no rights as a shareholder of the Company with respect to the Shares subject to such Award; provided, however, that the Award Agreement may specify whether the Participant shall be entitled to receive dividend equivalents, and, if determined by the Committee, interest on, or the deemed reinvestment of, any deferred dividend equivalents, with respect to the number of Shares subject to the Performance Award, provided that any dividend equivalents with respect to a Performance Award subject to performance-based vesting conditions shall be subject to the same vesting conditions as the underlying award.
9.2    Other Share-Based Awards.
Other Awards of Shares and other Awards that are valued in whole or in part by reference to, or are otherwise based upon, Shares, including (without limitation) share appreciation rights and dividend equivalents, may be granted under the Plan. Each Other Share-Based Award shall be evidenced by an Award Agreement that shall be executed by the Company and the Participant. The Committee shall determine the time or times at which grants of such Awards will be awarded, the number of Shares to be awarded to Participants, the conditions for vesting, the time or times within which such Awards may be subject to forfeiture and any other terms and conditions applicable to the Other Share-Based Awards, consistent with the terms of the Plan.  Notwithstanding any provision of the Plan to the contrary, share appreciation rights may only be granted to persons who are employees, directors, consultants, agents and independent contractors, and persons expected to become employees, directors, consultants, agents and independent contractors of the Company and its Subsidiaries. Notwithstanding anything herein to the contrary, (i) the base price of a share appreciation right shall be no less than 100% of the Fair Market Value of a Share on the date of grant, (ii) no share appreciation right may be exercised more than ten (10) years after its date of grant and (iii) the holder of a share appreciation right shall not be entitled to receive dividend equivalents with respect to the number of Shares subject to such share appreciation right.
9.3    Termination of Relationship.
All of the terms relating to the satisfaction of Performance Measures and the termination of a restricted period or a Performance Period relating to a Performance Award or Other Share-Based Award, or any forfeiture or cancellation of such Award (i) upon a Participant’s Termination of Relationship whether by reason of disability, retirement, death or any other reason, or (b) during a paid or unpaid leave of absence, shall be determined by the Committee and set forth in the applicable Award Agreement.
ARTICLE X
ADJUSTMENTS
10.1    Changes in Capital Structure.
In the event of any equity restructuring (within the meaning of Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation or applicable successor guidance) that causes the per Share value to change, such as a stock dividend, stock split, spinoff, rights offering or recapitalization through an extraordinary dividend, the number and class of securities available under this Plan or specified in any section of this Plan, the terms of each outstanding Option (including the number and class of securities subject to each outstanding Option and the Option Price per share) and the terms of each outstanding Restricted Share Award, Restricted Share Unit Award, Performance Award and Other Share-Based Award (including the number and class of securities subject thereto), shall be appropriately adjusted by the Committee, such adjustments to be made in the case of outstanding Options or share appreciation rights without an increase in the aggregate purchase price and in accordance with Section 409A of the Code. In the event of any other change in corporate capitalization, including a merger, consolidation, reorganization, or partial or complete liquidation of the Company (a “Corporate Transaction”), such equitable adjustments described in the foregoing sentence may be made as determined to be appropriate and equitable by the Committee to prevent dilution or enlargement of rights of participants. In either case, the decision of the Committee regarding any such adjustment shall be final, binding and conclusive.

Exhibit 10.2

Notwithstanding anything herein to the contrary, no adjustment shall be made for cash dividends (except as described in this Section 10.1) or any new issuance of securities by the Company for consideration (except in connection with a Corporate Transaction).
10.2    Change in Control.
Subject to the terms of an applicable Award Agreement, if a Change in Control occurs, the Board (as constituted prior to such Change in Control) may, in its discretion:
(a)    require that Options, Shares, Restricted Shares, Restricted Share Units, Performance Awards or other Stock–Based Awards outstanding under the Plan, at the effective time of the Change in Control, be assumed and continued on substantially the same vesting and other terms and conditions as a like Award with respect to shares of common stock of the successor or acquiring company (or a parent company). If an Option is assumed, the number of shares and exercise price per share covered by the assumed Award will be adjusted in accordance with the principles set forth in Sections 1.424-1(a)(5) and 1.409A-1(b)(5)(v)(D) of the Treasury Regulations. If a Restricted Share, Restricted Share Unit or other Award is assumed, the number of shares covered by the assumed Award will be a whole number that reflects the exchange ratio or value of the transaction consideration applicable with respect to holders of Shares in connection with the Change in Control;
(b)    require that Options, Shares, Restricted Shares, Restricted Share Units, Performance Awards or Other Share-Based Awards outstanding under the Plan, in whole or in part, be surrendered to the Company by the Participant, and be immediately cancelled by the Company, and to provide for the Participant to receive (i) a cash payment in an amount equal to (A) in the case of an Option or share appreciation right, the number of Shares then subject to the portion of such Option or share appreciation right surrendered multiplied by the excess, if any, of the Fair Market Value of a Share as of the date of the Change in Control (or the value per Share as received or to be received by shareholders of the Company in connection with the Change in Control), over the Option Price or base price per Share subject to such Option or share appreciation right, (B) in the case of an Award denominated in Shares, the number of Shares then subject to the portion of such Award surrendered (if Performance Measures are applicable to such Award, to the extent to which such Performance Measures have been satisfied or deemed satisfied) multiplied by the Fair Market Value of a Share as of the date of the Change in Control (or the value per Share as received or to be received by shareholders of the Company), and (C) in the case of a Performance Award denominated in cash, the value of such Performance Award then subject to the portion of such Award surrendered to the extent the Performance Measures (if applicable to such Award) have been satisfied or deemed satisfied; (ii) shares of the corporation or other entity resulting from such Change in Control, or a parent thereof, having a fair market value not less than the amount determined under clause (i) above; or (iii) a combination of the payment of cash pursuant to clause (i) above and the issuance of shares pursuant to clause (ii) above; and/or
(c)    provide that (i) some or all outstanding Options or share appreciation rights become exercisable in full or in part, either immediately or upon a subsequent termination of employment or service, (ii) the restriction period applicable to some or all outstanding Awards lapse in full or in part, either immediately or upon a subsequent termination of employment or service, (iii) the Performance Period applicable to some or all outstanding Awards lapse in full or in part and (iv) the Performance Measures applicable to some or all outstanding Awards shall be deemed to be satisfied at the target or any other level.
(d)    A “Change of Control” of the Company shall be deemed to have occurred upon the occurrence of any of the following events:
(i)    the acquisition, other than from the Company, by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of either the then outstanding Shares of the Company or the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors, but excluding, for this purpose, any such acquisition by the Company or any of its Subsidiaries, or any employee benefit plan (or related trust) of the Company or its Subsidiaries, or any corporation or other company with respect to which, following such acquisition, more than 50% of, respectively,

Exhibit 10.2

the then outstanding Shares of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of all or substantially all directors is then beneficially owned, directly or indirectly, by the individuals and entities who were the beneficial owners, respectively, of Shares and voting securities of the Company immediately prior to such acquisition in substantially the same proportion as their ownership, immediately prior to such acquisition, of the then outstanding Shares of the Company or the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors, as the case may be;
(ii)    the consummation of a reorganization, merger or consolidation of the Company, in each case, with respect to which all or substantially all of the individuals and entities who were the respective beneficial owners of Shares and voting securities of the Company immediately prior to such reorganization, merger or consolidation do not, following such reorganization, merger or consolidation, beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding Shares and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation or other company resulting from such reorganization, merger or consolidation;
(iii)    during any twenty-four (24) month period, individuals who, as of the beginning of such period, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the beginning of such period whose election or nomination for election was approved by a vote of at least a majority of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination) shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to directors or as a result of any other actual or threatened solicitation of proxies by or on behalf of any person other than the Board shall be deemed to be an Incumbent Director;
(iv)    a complete liquidation or dissolution of the Company or of the sale or other disposition of all or substantially all of the assets of the Company; or
(v)    a “Sale of the Company” as defined in the Eleventh Amended and Restated Bye-laws of the Company, as they may be further amended, supplemented, restated or otherwise modified from time to time.
In no event shall a Change in Control include any bona fide primary or secondary public offering following the occurrence of the initial public offering of the Company.
ARTICLE XI
RESTRICTIONS ON AWARDS
11.1    Compliance With Securities Laws.
No Awards shall be granted under the Plan, and no Shares shall be issued and delivered pursuant to Awards granted under the Plan, unless and until the Company and/or the Participant shall have complied with all applicable Federal, state or foreign registration, listing and/or qualification requirements and all other requirements of law or of any regulatory agencies having jurisdiction.
All Awards granted under the Plan and all Shares, other securities, cash or other property delivered pursuant to an Award are subject to forfeiture, recovery by the Company or other action pursuant to any clawback or recoupment policy which the Company may adopt from time to time, including without limitation any such policy which the Company may be required to adopt under the Dodd-Frank Wall Street Reform and Consumer Protection Act and implementing rules and regulations thereunder, or as otherwise required by law.
The Committee in its discretion may, as a condition to the delivery of any Shares pursuant to any Award granted under the Plan, require the applicable Participant (i) to represent in writing that the Shares received pursuant to such

Exhibit 10.2

Award are being acquired for investment and not with a view to distribution and (ii) to make such other representations and warranties as are deemed reasonably appropriate by the Committee.
11.2    Nonassignability; Nontransferability of Awards.
No Award granted under this Plan shall be assignable or otherwise transferable by the Participant, except by designation of a beneficiary, by will or by the laws of descent and distribution, or as otherwise provided in the applicable Award Agreement. An Award may be exercised during the lifetime of the Participant only by the Participant, unless the Participant becomes subject to a disability. If a Participant dies or becomes subject to a disability, his Options shall thereafter be exercisable, during the period specified in the applicable Award Agreement (as the case may be), by his designated beneficiary or if no beneficiary has been designated in writing, by his executors or administrators to the full extent (but only to such extent) to which such Options were exercisable by the Participant at the time of (and after giving effect to any vesting that may occur in connection with) his death or disability.
11.3    No Right to an Award or Grant.
Neither the adoption of the Plan nor any action of the Board or the Committee shall be deemed to give an employee, director, consultant or independent contractor any right to be granted an Award under the Plan, except as may be evidenced by an Award Agreement duly executed on behalf of the Company, and then only to the extent of and on the terms and conditions expressly set forth in the Award Agreement. The Plan will be unfunded. The Company will not be required to establish any special or separate fund or to make any other segregation of funds or assets to assure the payment of any Award.
11.4    No Evidence of Employment or Service.
Nothing contained in the Plan or in any Award Agreement shall confer upon any Participant any right with respect to the continuation of his employment by or service with the Company, any of its Subsidiaries or the Asset Management Company or interfere in any way with the right of the Company, any such Subsidiary or the Asset Management Company, in its sole discretion (subject to the terms of any separate agreement to the contrary), at any time to terminate such employment or service or to increase or decrease the compensation of the Participant from the rate in existence at the time of the grant of an Award.
11.5    Rights as Shareholder.
Except as otherwise provided herein, no person shall have any right as a shareholder of the Company with respect to any Shares or other equity security of the Company which is subject to an Award hereunder unless and until such person becomes a shareholder with respect to such Shares or equity security.
11.6    No Repricing.
The Committee shall not, without the approval of the shareholders of the Company, (i) reduce the Option Price or base price of any previously granted Option or share appreciation right, (ii) cancel any previously granted Option or share appreciation right in exchange for another Option or share appreciation right with a lower Option Price or base price or (iii) cancel any previously granted Option or share appreciation right in exchange for cash or another award if the Option Price of such Option or the base price of such share appreciation right exceeds the Fair Market Value of a Share on the date of such cancellation, in each case, other than in connection with a Change in Control or the adjustment provisions set forth in Article X.
ARTICLE XII
TERM OF THE PLAN
This Plan shall become effective on the Effective Date and, unless terminated earlier by the Board, shall terminate on the Termination Date. No Awards may be granted after the Termination Date; provided, however, that no ISO may be granted later than ten years after the date on which the Plan was approved by the Board. Any Award

Exhibit 10.2

outstanding as of the Termination Date shall remain in effect and the terms of the Plan will apply until such Award terminates as provided in the Plan or the applicable Award Agreement.
ARTICLE XIII
AMENDMENT OF PLAN
The Plan may be modified or amended in any respect, and at any time or from time to time, by the Board. Notwithstanding the foregoing, the Plan may not be modified or amended as it pertains to any existing Award Agreement without the consent of an applicable Participant where such modification or amendment would materially impair the rights of such Participant, it being understood that the modification of Option Price, exercise period, purchase price, repurchase price or vesting terms shall be deemed to materially impair the rights of Participants, unless such modifications are made pursuant to Article X. In addition, no such amendment shall be made without the approval of the Company’s shareholders to the extent such approval is required by applicable law, rule or regulation, including any rule of the New York Stock Exchange, or if Shares are not listed on the New York Stock Exchange, any rule of the principal stock exchange on which Shares are then traded.
ARTICLE XIV
CAPTIONS
The use of captions in the Plan is for convenience. The captions are not intended to provide substantive rights.
ARTICLE XV
WITHHOLDING TAXES
Upon any grant, vesting, exercise or payment of any Award, the Company shall have the right to require payment by the Participant of any Federal, state, local or other taxes which may be required to be withheld or paid in connection with such Award. A Participant may satisfy such obligation in cash or to the extent permitted by the Committee, in its sole discretion, and set forth in such Participant’s Award Agreement a Participant may also satisfy such obligation by any of the following means: (i) in the case of an Option, a cash payment by a broker-dealer acceptable to the Company to whom the Participant has submitted an irrevocable notice of exercise, (ii) delivery to the Company of previously owned whole Shares (for which the holder has good title, free and clear of all liens and encumbrances) having an aggregate Fair Market Value determined as of the date the obligation to withhold or pay taxes arises in connection with the Award (the “Tax Date”) in the amount necessary to satisfy any such obligation, (iii) authorizing the Company to withhold whole Shares which would otherwise be delivered upon exercise or settlement of the Award having an aggregate Fair Market Value determined as of the Tax Date, equal to the amount necessary to satisfy any such obligation, or (iv) any combination of cash, (ii) and (iii). Unless the Committee determines that more Shares may be delivered or withheld without an adverse accounting consequence to the Company, Shares to be delivered or withheld may not have an aggregate Fair Market Value in excess of the amount required to be withheld except that any fraction of a Share which would be required to satisfy such an obligation shall be rounded up to the nearest whole number.
ARTICLE XVI
SECTION 83(b) ELECTION
To the extent permitted by the Board or Committee, and unless otherwise provided in an Award Agreement, each recipient of Restricted Shares may, but is not obligated to, make an election under Section 83(b) of the Code to be taxed currently with respect to such Award. The election permitted under this Article XVI shall comply in all respects with and shall be made within the period of time prescribed under Section 83(b) of the Code. Each Participant shall prepare such forms as are required to make an election under Section 83(b) of the Code. The Company shall have no liability to any grantee who fails to make a permitted Section 83(b) election in a timely manner. In addition, the Company shall have no liability and makes no representation regarding the advisability of making an election under Section 83(b) of the Code, or regarding the tax, financial and other consequences of Awards.

Exhibit 10.2

ARTICLE XVII
CODE SECTION 409A COMPLIANCE
It is the intent of the Company that the Awards under this Plan and the Committee’s exercise of authority or discretion with respect thereto shall either be exempt from or comply with and avoid the imputation of any tax, penalty or interest under Section 409A of the Code. The Plan and the terms and conditions of the awards granted under this Plan shall be construed and interpreted consistent with that intent.
Notwithstanding any contrary provision in the Plan or any Award Agreement, any payment(s) of “nonqualified deferred compensation” (within the meaning of Section 409A of the Code) that are otherwise required to be made under the Plan or any Award Agreement to a “specified employee” (as defined under Section 409A of the Code) as a result of his or her termination of service shall be delayed for the first six (6) months following such termination of service and shall instead be paid as soon as administratively practicable following the end of such six-month period (or, if earlier, within 10 business days following the date of death of the specified employee).
ARTICLE XVIII
SECTION 16 COMPLIANCE
It is intended that the Plan and any Award made to a Participant subject to Section 16 of the Exchange Act will meet all of the requirements of Rule 16b-3. Accordingly, unless otherwise provided by the Committee, if any provisions of the Plan or any Award would disqualify the Plan or the Award, or would otherwise not comply with Rule 16b-3, such provision or Award will be construed or deemed amended to conform to Rule 16b-3.
ARTICLE XIX
OTHER PROVISIONS
Each Award granted under the Plan may contain such other terms and conditions not inconsistent with the Plan as may be determined by the Committee, in its sole discretion.
ARTICLE XX
NUMBER AND GENDER
With respect to words used in the Plan, the singular form shall include the plural form, the masculine gender shall include the feminine gender, and vice versa, as the context requires.

ARTICLE XXI
MISCELLANEOUS
21.1    Subsidiary Employees.
In the case of a grant of an Award to an employee or director of or consultant to any Subsidiary of the Company or the Asset Management Company, the Company may, if the Committee so directs, issue or transfer the Shares, if any, covered by the Award to the Subsidiary or the Asset Management Company for such lawful consideration as the Committee may specify, upon the condition or understanding that the Subsidiary or the Asset Management Company will transfer the Shares to the employee, director or consultant in accordance with the terms of the Award specified by the Committee pursuant to the provisions of the Plan.
21.2    Foreign Employees and Foreign Law Considerations.
The Committee may grant Awards to individuals who are eligible to participate in the plan who are foreign nationals, who are located outside the United States or who are not compensated from a payroll maintained in the United States, or who are otherwise subject to (or could cause the Company to be subject to) legal or regulatory provisions of countries or jurisdictions outside the United States, on such terms and conditions different from those specified in the

Exhibit 10.2

Plan as may, in the judgment of the Committee, be necessary or desirable to foster and promote achievement of the purposes of the Plan, and, in furtherance of such purposes, the Committee may make such modifications, amendments, procedures, or subplans as may be necessary or advisable to comply with such legal or regulatory provisions.
ARTICLE XXII
GOVERNING LAW
All questions concerning the construction, interpretation and validity of the Plan and the instruments evidencing the Awards granted hereunder shall be governed by and construed and enforced in accordance with the domestic laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. In furtherance of the foregoing, the internal law of the State of Delaware will control the interpretation and construction of this Plan, even if under such jurisdiction’s choice of law or conflict of law analysis, the substantive law of some other jurisdiction would ordinarily apply.